Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statements (No. 33-55624, No. 33-93186, No. 33-96474, No. 333-17409, No. 333-27061, and
No. 333-30363, all on Form S-8) pertaining to various benefit plans sponsored by Tracor, Inc. of our report dated June 19, 1998, with respect to the financial statements and schedules of the Tracor, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                             /S/ Ernst & Young LLP

Austin, Texas
June 26, 1998